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                                                                    EXHIBIT 12.1


                             R&B FALCON CORPORATION

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 ($ IN MILLIONS)

The following table sets forth the ratio of earnings to fixed charges:

Loss before income tax expense, minority interest
   and extraordinary gain                                                $  (93.0)
Add
   Portion of rents representative of the interest factor                     4.2
   Interest on indebtedness inclusive of amortization
     of deferred financing charges                                          102.5
                                                                         --------

         Income as adjusted                                              $   13.7
                                                                         ========

Fixed charges
   Interest on indebtedness inclusive of amortization
     of deferred financing charges                                       $  102.5
   Interest capitalized                                                      35.6
   Portion of rents representative of the interest factor                     4.2
                                                                         --------

         Fixed charges                                                   $  142.3
                                                                         ========

Ratio of earnings to fixed charges                                             --(a)
                                                                         ========


The following table sets forth the ratio of earnings to combined fixed charges and preferred dividends:

Loss before income tax expense, minority interest
   and extraordinary gain                                                $  (93.0)
Add
   Portion of rents representative of the interest factor                     4.2
   Interest on indebtedness inclusive of amortization
     of deferred financing charges                                          102.5
                                                                         --------

         Income as adjusted                                              $   13.7
                                                                         ========

Combined fixed charges and preferred dividends
   Interest on indebtedness inclusive of amortization
     of deferred financing charges                                       $  102.5
   Interest capitalized                                                      35.6
   Portion of rents representative of the interest factor                     4.2
   Preferred dividends, as adjusted for income taxes                         37.4
                                                                         --------
         Combined fixed charges and preferred dividends                  $  179.7
                                                                         ========

Ratio of earnings to combined fixed charges and preferred dividends            --(b)
                                                                         ========


(a) As a result of the loss incurred for the six months ended June 30, 2000 earnings did not cover fixed charges by $128.6 million.
(b) As a result of the loss incurred for the six months ended June 30, 2000 earnings did not cover fixed charges by $166.0 million.

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                             R&B FALCON CORPORATION

                   COMPUTATION OF PRO FORMA RATIO OF EARNINGS
                TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                 ($ IN MILLIONS)

     The following pro forma computation assumes the consummation of the common stock offering and the repurchase in the tender offer of all of the 13 7/8% Cumulative Redeemable Preferred Stock was completed on January 1, 1999.


                                                                             For the Six
                                                                            Months Ended      Year Ended
                                                                              June 30,       December 31,
                                                                                2000             1999
                                                                              --------         --------
Income as adjusted                                                            $   13.7         $   96.3
                                                                              ========         ========
Combined fixed charges and preferred dividends                                $  179.7         $  310.4
Pro forma adjustments:
  Preferred dividends, as adjusted for income taxes                              (37.4)           (52.9)
                                                                              --------         --------
Pro forma fixed charges                                                       $  142.3         $  257.5
                                                                              ========         ========

Pro forma ratio of earnings to combined fixed charges and preferred
  dividends                                                                         --(a)            --(b)
                                                                              ========         ========


(a) As a result of the loss incurred for the six months ended June 30, 2000 earnings did not cover fixed charges by $128.6 million.
(b) As a result of the loss incurred for the year ended December 31, 1999 earnings did not cover fixed charges by $161.2 million.